Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Veea Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(c)	31,679,651	(2)	$2.44	(3)	$77,298,348.44	0.00015310	$11,834.38	(4)

Fees Previously Paid	-	-	-	-		-		-		$11,834.38
Carry Forward Securities
Carry Forward Securities	-	-	-	-				-				-	-	-	-
	Total Offering Amounts									$11,834.38
	Total Fees Previously Paid									$11,834.38
	Total Fee Offsets									-
	Net Fee Due									$0.00

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents the sum of (i) up to 5,256,218 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) issuable upon exercise of 5,256,218 warrants of the Company to purchase Common Stock at an exercise price of $11.5 per share (the “Warrants”), (ii) up to 4,507,346 shares of Common Stock held by former members of Plum Partners LLC, a Delaware limited liability company (the “Sponsor”), that the Sponsor had received in connection with the closing of business combination, which consummated on September 13, 2024 (the “Closing of the Business Combination), contemplated by that certain business combination agreement, dated as of September 11, 2024, as amended (the “Business Combination Agreement”), by and among the Company, VeeaSystem Inc. (formerly known as Veea Inc.), and Plum Merger Sub, a Delaware corporation and wholly-owned subsidiary of the Company, (iii) up to 16,460,724 shares of Common Stock issued, or issuable upon exercise of stock options, to directors and officers of the Company and their affiliates at the Closing of the Business Combination, (iv) 3,441,888 shares of Common Stock issued, or issuable upon exercise of stock options, to directors and officers of the Company subsequent to the Closing of the Business Combination, (v) up to 250,000 shares of Common Stock issued at the Closing of the Business Combination in connection with the conversion of the outstanding principal balance under certain promissory notes issued by the Company, (vi) up to 241,667 shares of Common Stock issued at the Closing of the Business Combination in satisfaction of certain obligations owed to certain service providers, (vii) up to 1,102,847 shares of Common Stock issued at the Closing of the Business Combination, in satisfaction of certain obligations owed related to the issuance of certain securities in connection with certain financings, (viii) up to 180,000 shares of Common Stock issuable upon conversion of certain subordinated convertible promissory notes issued at the Closing of the Business Combination, and (ix) shares of Common Stock issued or issuable upon exercise of warrants held by NewField Capital Partners, LLC.

(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on The Nasdaq Stock Market LLC on December 5, 2024, in accordance with Rule 457(c) of the Securities Act.

(4)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by $0.0001531 per share.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectus

Security Type	Security Class Title(5)	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Class A common stock underlying public warrants	$6,384,326	$74,345,476.3	Form S-4	333-276411	May 13, 2024

(5)	No registration fee is payable in connection with the securities previously registered on a registration statement on Form S-4 (File No. 333-276411), which was declared effective on May 13, 2024 (the “Prior Registration Statement”) because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.